UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2025

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-284566	86-3123526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, Suite 2050

New York, NY 10112

(Address of principal executive offices)

(475) 282-0861

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events.

Share Cancellation by StratCap Investment Management, LLC

In connection with the previously announced program pursuant to which StratCap Investment Management, LLC (the “Sponsor”) may, over the course of twelve months, periodically cancel certain shares of common stock of StratCap Digital Infrastructure REIT, Inc. (the “Company”) held by the Sponsor for no consideration, on December 30, 2025, the board of directors of the Company accepted the cancellation of (i) 250,000 Class I shares held by the Sponsor for no consideration (the “Cancellation”) and (ii) a corresponding number of Class I units in SWIF II Operating Partnership, LP. As a result of the Cancellation, the Sponsor holds an aggregate investment in the Company of 1,757,309 Class I shares and 24,675 Class IX shares.

Resignation of Officers of StratCap Investment Management, LLC and StratCap Digital Infrastructure Advisors II, LLC

Effective as of January 1, 2026, (i) Eric Graham will resign as General Counsel and SVP of Strategic Initiatives of StratCap Digital Infrastructure Advisors II, LLC (the “Advisor”) and as a Member of the Investment Committee of the Sponsor, and (ii) Scott Riggs will resign as Head of Wireless Investments of the Advisor and as a Member of the Investment Committee of the Sponsor. Mr. Riggs and Mr. Graham, through an entity not affiliated with the Company or the Advisor, will continue to provide management and administrative services to the Company with respect to the Company’s remaining wireless towers and related assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

Date: December 31, 2025	By:	/s/ Michael Weidner
Name: Michael Weidner
Title: Chief Financial Officer and Treasurer
(Principal Financial Officer and Principal Accounting Officer)